Exhibit 99.1

Aquestive Therapeutics Announces CEO Transition

•	Daniel Barber, current Chief Operating Officer of Aquestive, appointed as President and Chief Executive Officer and member of Board of Directors
•	Keith Kendall, President and Chief Executive Officer and member of Board of Directors, will be leaving the Company
•	Keith Kendall engaged as consultant to end of year to assist in management transition

WARREN, N.J., May 17, 2022 -- Aquestive Therapeutics, Inc. (NASDAQ: AQST), a pharmaceutical company advancing medicines to solve patients’ problems with current standards of care and provide transformative products to improve their lives, announced today that Keith Kendall, President and Chief Executive Officer and member of the Board of Directors of the Company, is leaving the Company.  The Board of Directors has appointed Daniel Barber, the current Chief Operating Officer and long-tenured executive of the Company, to succeed Mr. Kendall as the President and Chief Executive Officer of Aquestive and member of its Board of Directors, effective immediately.  The Company and Mr. Kendall entered into a consulting agreement effective upon his departure.  Under the terms of the consulting agreement, Mr. Kendall will assist in the transition of the role of CEO and the execution of the Company’s business strategy and operations until the end of the year.

Mr. Kendall joined the Company soon after its formation as the Chief Financial Officer.  In June 2011, he was promoted to Co-President and Chief Operating Officer, and then to Chief Executive Officer in November 2014, at which time he was appointed as a member of the Board of Directors.  Mr. Kendall led Aquestive through significant growth under his leadership, including a successful public market debut in 2018, approval of 6 drug products by the U.S. Food and Drug Administration with more than 10 years of product sales, launch of its first proprietary drug product Sympazan® in 2018, strengthening the management team, issuance of over 200 patents worldwide, and advancement of a late-stage proprietary product pipeline focused on treating diseases of the central nervous system and an earlier stage pipeline for the treatment of severe allergies, including anaphylaxis.

Santo Costa, Chairman of the Board of Directors, commented, "On behalf of the Board of Directors and Aquestive's colleagues, I would like to thank Keith for the vision and leadership he provided to the Company for the past 16 years and his many contributions to the Board in executing its oversight and governing responsibilities. He guided Aquestive through extraordinary growth and built a corporate culture which will serve as a platform for continued future success of the Company. We are pleased that Mr. Kendall will continue as an advisor to the Company and the senior management team through the end of the year.  We wish him great success in his future endeavors."

Mr. Barber commented, “I look forward to joining our Board of Directors and helping to steer our business, and to continuing to work closely with our executive team and all of our colleagues to achieve our strategic goals. Since joining the Company in 2007, I have been involved in many different facets of the business and, in my new role, will remain keenly focused on advancing the two most important value drivers for Aquestive, product candidates Libervant and AQST-109, while carefully managing costs.”

Mr. Costa stated, “The Board is excited to have Dan join the board and expand his responsibilities at Aquestive.  Dan has played a major role in the Company’s success and is ideally suited to assume these added responsibilities because of his integral knowledge of all aspects of the business and his strong relationships throughout the industry. I have confidence that, under Dan’s strong leadership and commitment to the continued success of our business, with the contribution of our talented and capable management team, we will continue to execute our strategy as we evolve our business.”

Mr. Kendall’s departure is unrelated to the Company’s strategy, operations, financial condition, reported financial results, internal controls or disclosure controls and procedures.

About Aquestive Therapeutics
Aquestive Therapeutics, Inc. (NASDAQ: AQST) is a pharmaceutical company advancing medicines to solve patients’ problems with current standards of care and provide transformative products to improve their lives. We are developing orally administered products to deliver complex molecules, providing novel alternatives to invasive and inconvenient standard of care therapies. Aquestive has five commercialized products on the U.S. market, five licensed products and one stand-alone proprietary product to date, Sympazan® (clobazam) oral film for the treatment of seizures associated with Lennox-Gastaut syndrome. Our licensees market their products in the U.S. and around the world. The Company also collaborates with pharmaceutical companies to bring new molecules to market using proprietary, best-in-class technologies, like PharmFilm®, and has proven drug development and commercialization capabilities. Aquestive is advancing a late-stage proprietary product pipeline focused on treating diseases of the central nervous system, or CNS, and an earlier stage pipeline for the treatment of severe allergic reactions, including anaphylaxis. For more information, visit Aquestive.com and follow us on LinkedIn.

Forward-Looking Statement
Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “may,” “will,” or the negative of those terms, and similar expressions, are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the effects of the changes to our management described herein; our ability to retain key personnel; the 2021 financial outlook; and business strategies, market opportunities, and other statements that are not historical facts. These forward-looking statements are subject to the uncertain impact of the COVID-19 global pandemic on our business including with respect to our clinical trials including site initiation, patient enrollment and timing and adequacy of clinical trials; on regulatory submissions and regulatory reviews and approvals of our product candidates; pharmaceutical ingredient and other raw materials supply chain, manufacture, and distribution; sale of and demand for our products; our liquidity and availability of capital resources; customer demand for our products and services; customers’ ability to pay for goods and services; and ongoing availability of an appropriate labor force and skilled professionals.  Given these uncertainties, the Company is unable to provide assurance that operations can be maintained as planned prior to the COVID-19 pandemic.

These forward-looking statements are also based on our current expectations and beliefs and are subject to a due number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks associated with the Company's development work, including any delays or changes to the timing, cost and success of our product development activities and clinical trials and plans for AQST-109, AQST-108 and our other drug candidates; risk of delays in regulatory advancement through the FDA of Libervant, AQST-109, AQST-108, and our other drug candidates or failure to receive approval; the ability to address the concerns identified in the FDA’s Complete Response Letter dated September 25, 2020 regarding the NDA for Libervant, including the risk that the FDA may require additional clinical studies for FDA approval of Libervant for U.S. market access; risk of our ability to demonstrate to the FDA the “clinical superiority” of Libervant within the meaning of the FDA regulations relative to FDA-approved diazepam rectal gel and nasal spray products including by establishing a major contribution to patient care within the meaning of FDA regulations relative to the approved products, as well as risks related to other potential pathways or positions which are or may in the future be advanced to the FDA to overcome the seven year orphan drug exclusivity granted by the FDA for the approved nasal spray product of a competitor in the U.S., and there can be no assurance that the Company will be successful; the timing of the PDUFA target goal date for Libervant; the potential for AQST-109 as the first orally administered epinephrine product candidate for the treatment of anaphylaxis; the focus on growing the Company’s commercial sales of Sympazan®; risk that a competitor obtains FDA orphan drug exclusivity for a product with the same active moiety as any of our other drug product candidates for which we are seeking FDA approval and that such earlier approved competitor orphan drug blocks such other product candidates in the U.S. for seven years for the same indication; risk that a competitor will obtain other market exclusivity with respect to our product candidates; risk in obtaining market access for our product candidates for other reasons; risk inherent in commercializing a new product (including technology risks, financial risks, market risks and implementation risks and regulatory limitations); risk of development of our sales and marketing capabilities; risk of legal costs associated with and the outcome of our patent litigation challenging third party at risk generic sale of our proprietary products; risk of sufficient capital and cash resources, including access to available debt and equity financing, including under the Company's At-The-Market facility and the Lincoln Park Purchase Agreement, and revenues from operations, to satisfy all of our short-term and longer term cash requirements and other cash needs, at the times and in the amounts needed, or at all; risks and uncertainties concerning the royalty and other revenue stream of the KYNMOBI® monetization transaction, achievement of  royalty targets worldwide or in any jurisdiction and certain other commercial targets required for contingent payments under the monetization transaction; risk of our ability to collect the upfront cash payment under the Company's license agreement with Haisco Pharmaceutical Group Co., Ltd.; risk of failure to satisfy all financial and other debt covenants and of any default; short-term and long-term liquidity and cash requirements, cash funding and cash burn; risk related to government claims against Indivior for which we license, manufacture and sell Suboxone® and which accounts for the substantial part of our current operating revenues; risk of eroding market share for Suboxone and risk of a sunsetting product; risks related to the outsourcing of certain marketing and other operational and staff functions to third parties; risk of the rate and degree of market acceptance of our product and product candidates; the success of any competing products, including generics; risk of the size and growth of our product markets; risks of compliance with all FDA and other governmental and customer requirements for our manufacturing facilities; risks associated with intellectual property rights and infringement claims relating to the Company's products; risk of unexpected patent developments; the impact of existing and future legislation and regulatory provisions on product exclusivity; legislation or regulatory actions affecting pharmaceutical product pricing, reimbursement or access; claims and risks that may arise regarding the safety or efficacy of the Company's products and product candidates; including anticipated sales of Sympazan®;  risk of loss of significant customers; risks related to legal proceedings, including patent infringement, securities, investigative and antitrust litigation matters; changes in government laws and regulations; risk of product recalls and withdrawals; uncertainties related to general economic, political, business, industry, regulatory and market conditions and other unusual items; and other uncertainties affecting the Company described in the “Risk Factors” section and in other sections included in our Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q, and in our Current Reports on Form 8-K filed with the Securities Exchange Commission. Given those uncertainties, you should not place undue reliance on these forward-looking statements, which speak only as of the date made. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. The Company assumes no obligation to update forward-looking statements or outlook or guidance after the date of this press release whether as a result of new information, future events or otherwise, except as may be required by applicable law.

PharmFilm®, Sympazan® and the Aquestive logo are registered trademarks of Aquestive Therapeutics, Inc. All other registered trademarks referenced herein are the property of their respective owners.

Aquestive Contact:
Stephanie Carrington
ICR Westwicke
Stephanie.carrington@westwicke.com
646-277-1282